UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2012

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2012, Alexza Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with JMP Securities LLC (the “Underwriter”) relating to the offering, issuance and sale of 44,000,000 shares of the Company’s common stock and warrants to purchase 44,000,000 shares of its common stock at an exercise price of $0.50 per share of common stock (the “Offering”). The warrants will become exercisable on the date that is one year and one day following the date of issuance and will expire February 23, 2017. The common stock and warrants will be sold in combination, with a warrant to purchase one share of common stock for each share of the Company’s common stock sold. The shares of common stock and the warrants will be issued separately, but will be purchased together in the Offering. The combined price to the public in the Offering is $0.50 per share and related warrant, and the Underwriter has agreed to purchase the shares and related warrants from us pursuant to the Underwriting Agreement at a price of $0.47 per share and related warrant. The net proceeds to the Company from the Offering are expected to be approximately $20.4 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, and excluding any proceeds it may receive upon exercise of the warrants to be issued in the Offering. The Offering is expected to close on or about February 23, 2012, subject to customary closing conditions. The shares of common stock sold in the Offering will be listed on The NASDAQ Global Market.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-166514) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the form of warrant is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the terms of the warrants is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares and the warrants in the Offering is attached as Exhibit 5.1 hereto.

On February 16, 2012, the Company issued a press release announcing the Offering. On February 17, 2012, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, the Company’s issuance of securities, the amount of net proceeds from the Offering and the closing of the Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. For example, there are risks associated with the closing conditions to the Offering, including the obligations of the Underwriter to purchase the securities and the Company’s ability to satisfy its conditions to close the Offering. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 17, 2012

4.1	Form of Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release entitled “Alexza Announces Proposed Public Offering of Common Stock and Warrants” dated February 16, 2012

99.2	Press Release entitled “Alexza Prices $22 Million Public Offering” dated February 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: February 17, 2012

	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 17, 2012

4.1	Form of Warrant

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release entitled “Alexza Announces Proposed Public Offering of Common Stock and Warrants” dated February 16, 2012

99.2	Press Release entitled “Alexza Prices $22 Million Public Offering” dated February 17, 2012